CONSENT OF EXPERT

December 14, 2022

VIA EDGAR

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Re: Northern Dynasty Minerals Ltd. (the "Corporation")
Registration Statement on Form F-10 dated December 14, 2022
(the "Registration Statement")

I, Robin Kalanchey, P.Eng, hereby consent to the reference to my involvement in the preparation of the following technical report (the "Technical Report"):

  Preliminary Economic Assessment NI 43-101 Technical Report Update, Pebble Project, Alaska, USA, dated effective October 1, 2022.

and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report related to me in the Registration Statement.

/s/ Robin Kalanchey

_____________________________
Robin Kalanchey, P.Eng